UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

BARNES & NOBLE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ 07920

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (908) 991-2665

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Bonus

On September 8, 2023, the Compensation Committee of the Board of Directors of Barnes & Noble Education, Inc. (the “Company”) approved amendments (the “Retention Agreement Amendments”) to the existing retention agreements entered into on May 1, 2023 (the “Existing Retention Agreements”) with each of Mr. Michael C. Miller and Mr. Jonathan Shar (collectively, the “Named Executive Officers”) pursuant to which the Company would pay a cash retention bonus to each Named Executive Officer in the following amounts: (i) $450,000 to Mr. Miller and (ii) $450,000 to Mr. Shar (collectively, the “Retention Bonuses”).

Pursuant to the Retention Agreement Amendments, the Retention Bonuses are now payable as follows: (i) fifty percent (50%) of such Retention Bonus became due on September 1, 2023 (the “First Payment”) and (ii) the remaining fifty percent (50%) becoming due on February 1, 2024, provided that if, prior to December 31, 2023, a Named Executive Officer’s employment with the Company is terminated (other than due to “Disability” or “Good Reason” (each as defined in the Existing Retention Agreements)), the Company reserves the right to claw back, in its sole and exclusive discretion, the First Payment to such Named Executive Officer on a pro rata basis.

CEO Performance Incentive Bonus

On September 14, 2023, Michael P. Huseby, the Company’s chief executive officer, and the Company entered into a performance incentive agreement (the “Performance Incentive Agreement”) pursuant to which the Company would pay Mr. Huseby a cash performance incentive bonus (the “Performance Incentive Bonus”) as follows: (i) $220,000 on or about September 15, 2023, (ii) $220,000 if the Company’s second quarter fiscal year 2024 EBITDA meets or exceeds the Company’s plan, (iii) $220,000 if the Company remains in compliance with its existing credit agreements through December 31, 2023, (iv) $220,000 upon completion of a transaction approved by the Alternative Transactions Committee (the “ATC”) of the Company’s Board of Directors (the “Board”) and (v) $220,000 if awarded by the Board in its discretion upon a recommendation from the ATC.

Under the Performance Incentive Agreement, the Company is obligated to pay the Performance Incentive Bonus payments in the event that the Company terminates the employment of Mr. Huseby without “Cause” or if Mr. Huseby’s employment ends prior to the date the Performance Incentive Bonus payments are due because of “Disability” or for “Good Reason” (each as defined in the Performance Incentive Agreement). If, prior to December 31, 2023, Mr. Huseby’s employment with the Company is terminated (other than due to “Disability” or for “Good Reason” (each as defined in the Performance Incentive Agreement)), the Company reserves the right to claw back, in its sole and exclusive discretion, the Performance Incentive Bonus payments paid through such date on a pro rata basis.

The above summary of the Retention Agreement Amendments and the Performance Incentive Agreement are qualified in their entirety by reference to the complete terms and conditions of the Retention Agreement Amendments and the Performance Incentive Agreement, which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Retention Agreement Amendment, dated September 8, 2023 between Michael C. Miller and Barnes & Noble Education, Inc.

10.2	Retention Agreement Amendment, dated September 8, 2023, between Jonathan Shar and Barnes & Noble Education, Inc.

10.3	Performance Incentive Agreement, dated September 14, 2023, between Michael P. Huseby and Barnes & Noble Education, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2023

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Chief Legal Officer and Executive Vice President, Corporate Development and Affairs